UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2024
TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On March 11, 2024, Turning Point Brands, Inc. (the “Company”) announced that Louie Reformina, Senior Vice President and Chief Financial Officer of the Company, would be stepping down from his position in order to pursue other opportunities, effective as of March 8, 2024.  Mr. Reformina’s decision to pursue other opportunities was not the result of any dispute or disagreement regarding any matter relating to the Company’s operations, policies or practices.

The Board of Directors of the Company (the “Board”) has appointed Andrew Flynn to serve as Senior Vice President and Chief Financial Officer of the Company, with an anticipated start date of April 1, 2024, to take Mr. Reformina’s position.

Andrew Flynn, age 48, previously served as the CFO of Connected Cannabis Co. (“Connected”) from September 2021 until March 2024, where he was responsible for bringing sustained profitable growth, expanding geographically and recapitalizing the company. Prior to joining Connected, from June 2019 until September 2021, Mr. Flynn served in various positions at Juul Labs, including as Sr. Vice President. Earlier in his career, Mr. Flynn served as Vice President of Finance at James Hardie Building Products, and Vice President of Finance at Arrow Electronics. Mr. Flynn holds a BS from Indiana University and an MBA from the University of Colorado, Denver.

There are no family relationships between Mr. Flynn and any director or other executive officer of the Company, nor are there any transactions to which the Company was or is a participant and in which Mr. Flynn has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Flynn and any other person pursuant to which he was selected as an officer of the Company.

Flynn Employment Agreement

In connection with Mr. Flynn’s appointment, the Company entered into an employment agreement with Mr. Flynn (the “Employment Agreement”), to become effective as of the date on which he commences employment with the Company, which is expected to occur no later than April 1, 2024 (such date, the “Effective Date”).

The Employment Agreement provides for an initial term of one year commencing on the Effective Date, subject to automatic extensions for successive one-year terms unless earlier terminated, or unless either party provides notice of non-renewal at least 60 days prior to the end of the applicable term. The Employment Agreement provides for an annual base salary of $400,000, subject to adjustment by the Board, and a target annual bonus equal to 50% of annual base salary, subject to the terms and conditions of the Company’s annual bonus program in effect from time to time. Mr. Flynn will also be eligible to participate in the medical, dental and 401(k) savings benefit plans offered to the Company’s similarly situated employees. Mr. Flynn will also be eligible to participate in the Company's long-term equity incentive program on terms consistent with other senior executives of the Company, as determined by the Board.

In the event that Mr. Flynn’s employment is terminated by the Company without “cause” or Mr. Flynn resigns for “good reason” (each as defined in the Employment Agreement), other than during the one-year period immediately following a “change of control” (as defined in the Employment Agreement), Mr. Flynn would be entitled to severance payments comprised of the following: (1) accrued compensation and benefits; (2) continuation of his then-current base salary for 12 months, to be paid in accordance with the Company’s normal payroll practices; (3) a cash severance bonus equal to the average annual cash bonus received by Mr. Flynn for the 24-month period prior to the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Flynn and his eligible dependents for 12 months.

In the event that Mr. Flynn’s employment is terminated by the Company without “cause” or Mr. Flynn resigns for “good reason” during the one-year period immediately following a “change of control”, Mr. Flynn would be entitled to severance payments comprised of the following (in lieu of any other severance payments under the Employment Agreement): (1) the accrued compensation and benefits; (2) continuation of his then-current base salary for 24 months, to be paid in accordance with the Company’s normal payroll practices; (3) a cash severance bonus equal to two-times the average annual cash bonus received by Mr. Flynn for the 24-month period prior to the termination date; and (4) a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Flynn and his eligible dependents for 12 months.

The foregoing severance payments and other benefits are subject to Mr. Flynn executing and delivering an effective release of claims to the Company.

In the event of Mr. Flynn’s death or disability, he would be entitled to receive a lump sum payment equal to the cost of COBRA continuation coverage for Mr. Flynn (except in the event of his death) and his eligible dependents for six months.

Pursuant to the Employment Agreement, Mr. Flynn will be subject to certain restrictive covenants, including non-competition and non-solicitation restrictions during the employment term, and for a post-termination period equal to the number of months he is entitled to receive salary continuation pursuant to the severance provisions described above.

The foregoing description is qualified by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.

Reformina Separation Package

In connection with his stepping down, the Company expects to enter into a separation and release agreement with Mr. Reformina in order to memorialize the severance provisions set forth in his existing employment agreement as a result of a termination by the Company without “cause”. These severance benefits include (1) accrued compensation and benefits; (2) continuation of his then-current base salary for 12 months, to be paid in accordance with the Company’s normal payroll practices; and (3) a cash severance bonus equal to the average of his annual cash bonuses received by him for the 24 months prior to January 1, 2024.  Mr. Reformina will also continue to be eligible to vest the “next tranche” of any time-based units that would have otherwise vested during 2024.

Item 7.01	Regulation FD Disclosure

On March 11, 2024, the Company issued a press release announcing Mr. Flynn’s appointment and Mr. Reformina’s resignation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 11, 2024
10.1	Employment Agreement by and between the Company and Andrew Flynn, dated as of March 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: March 12, 2024	By:	/s/ Brittani Cushman
	Name:	Brittani Cushman
	Title:	Senior Vice President, General Counsel and Secretary